UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  July 30, 2017

RIGHTSCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Donald Douglas Loop North Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 751-7510

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 3 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 30, 2017, Rightscorp, Inc. (the “Company”) entered into two agreements to provide services to a holder (the “Client”) of multiple copyrights at risk of infringement through peer-to-peer (“P2P”) networks.

Pursuant to a “Representation Agreement,” the Company will collect data as to infringements of protected copyrights of the Client and, if applicable, send notices to the Internet Service Providers of infringers of such infringements including, without limitation, DMCA notices and take down letters in the form required by law. In exchange, the Company will receive 50% of all gross proceeds of any settlement revenue received by the Client from pre-lawsuit “advisory notices,” and 37.5% of all gross proceeds received by the Client from “final warning” notices sent immediately prior to a lawsuit. The Representation Agreement is non-exclusive; however, if the Company receives monthly revenues crossing certain thresholds (“Exclusivity Thresholds”), the Company will not provide representation to direct competitors of the Client unless monthly revenues fall below the Exclusivity Thresholds. In any month where the Exclusivity Thresholds are not reached as a result of settlement revenues alone, the Client may, at the Client’s option, pay the difference between those revenues and the Exclusivity Thresholds in order to trigger the exclusivity provisions of the Representation Agreement. The Exclusivity Thresholds are:

Month 1	$40,000
Months 2-5	$50,000 per month
Months 6-12	$75,000 per month
Months 12+	$100,000 per month

The Representation Agreement has an initial term of three (3) years, followed by automatic renewals in monthly increments. The Representation Agreement may be terminated by the Client at any time for any reason upon forty-five (45) days prior written notice to the Company.

Under the Online Copyright Infringement Scanning Detection Services Agreement (the “Services Agreement”), the Company will provide, among other things, a number of services to the Client for the purpose of detecting and verifying those copyrighted works of the Client being accessed through P2P networks, as well as information about infringers. The Company will also provide certain reporting, litigation support, and copyright protection advising services to the Client. During the term of the Services Agreement, the Company will not provide litigation support services to any of the Client’s direct competitors for the purposes of enforcing copyrights against individual P2P infringers. In exchange for these services, Client shall pay a monthly fee to the Company (the “Service Fee”), in addition to reasonable costs and expenses. The monthly Service Fee shall increase every three months for the term of the Services Agreement, as follows:

Months 1-3	$10,000 per month
Months 4-6	$18,000 per month
Months 7-9	$25,000 per month
Months 10-12	$40,000 per month
Months 13-15	$60,000 per month
Months 16+	$85,000 per month

The Services Agreement has an initial term of three (3) years, followed by automatic renewals in monthly increments. The Services Agreement may be terminated by the Client at any time for any reason upon forty-five (45) days prior written notice to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	RIGHTSCORP, INC.
	By:	/s/ Cecil Bond Kyte
	Name:	Cecil Bond Kyte
	Title:	Chief Executive Officer